UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 5, 2017
Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

TASER International, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 5, 2017, TASER International, Inc. (the “Company”) filed an amendment to its amended and restated certificate of incorporation to change its name to Axon Enterprise, Inc. (the “Certificate of Amendment”). The name change was made pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”) and was effective as of April 5, 2017. Under the DGCL, the amendment to the Company’s amended and restated certificate of incorporation did not require stockholder approval to effect the name change. In addition, effective as of April 5, 2017, the amended and restated bylaws of the Company will also be amended and restated to reflect the name change to Axon Enterprise, Inc. (the “Amendment to Bylaws”).

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation or bylaws in connection with the name change.

The Company anticipates that on April 5, 2017, the Company’s common stock, which trades on the NASDAQ Stock Exchange, will cease trading under the ticker symbol “TASR” and will commence trading under the ticker symbol “AAXN”. Along with the ticker change, the Company’s common stock has been assigned a new CUSIP number of 05464C 1010.

A copy of the Certificate of Amendment effecting the name change, as filed with the Delaware Secretary of State on April 5, 2017, is filed herewith as Exhibit 3.1 and is incorporated herein by reference. A copy of the Amendment to Bylaws is filed herewith as Exhibit 3.2 and is incorporated by reference. A copy of the press release issued by the Company on April 5, 2017 announcing the name change has been filed herewith as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Axon Enterprise, Inc.
3.2	Amendment to Bylaws of Axon Enterprise, Inc.
99.1	Press release dated April 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2017	TASER International, Inc.
	By:	/s/ DOUGLAS E. KLINT
Douglas E. Klint
EVP, General Counsel and Corporate Secretary